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                                                            Exhibit (d)(1)(D)(i)

[ING FUND LOGO]


April 28, 2006


Ms. Alyce Shaw
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380


Dear Ms. Shaw:

     Pursuant to the Investment Management Agreement dated April 29, 2005 between ING Investors Trust and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Franklin Income Portfolio and to modify the annual investment management fees for ING FMR(SM) Earnings Growth Portfolio, effective April 28, 2006 (the "Portfolios").

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fees indicated for the Portfolios, is attached hereto.

     Please signify your acceptance to act as Manager and to the modified investment management fees under the Agreement with respect to the Portfolios by signing below.


                                                       Very sincerely,


                                                       /s/ Robert S. Naka
                                                       ------------------
                                                       Robert S. Naka
                                                       Senior Vice President
                                                       ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:    /s/ Alyce Shaw
       --------------
Name:  Alyce Shaw
       ----------
Title: VP, Duly Authorized
       ---------------------------------


7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000       ING Investors Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST
                                       AND
                             DIRECTED SERVICES, INC.

SERIES                                                                  ANNUAL INVESTMENT MANAGEMENT FEE
------                                                                  --------------------------------
                                                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING FMR(SM) Earnings Growth Portfolio                                     0.580% on first $500 million;
                                                                        0.570% on next $250 million; and
                                                                       0.520% on assets over $750 million

ING FMR(SM) Small Cap Equity Portfolio                                               0.750%

ING Franklin Income Portfolio                                         0.65% on the first $500 million; and
                                                                        0.60% on assets over $500 million

ING JPMorgan Value Opportunities Portfolio                                0.400% on first $21 billion;
                                                                         0.390% on next $5 billion; and
                                                                        0.380% on assets over $26 billion

ING Marsico International Opportunities Portfolio                       0.540% on first $21 billion; and
                                                                        0.530% on assets over $21 billion

ING MFS Utilities Portfolio                                                0.600% on first $1 billion;
                                                                          0.550% on next $500 million;
                                                                           0.500% on next $5 billion;
                                                                           0.470% on next $5 billion;
                                                                           0.450% on next $5 billion;
                                                                         0.440% on next $5 billion; and
                                                                       0.430% on assets over $21.5 billion

ING Wells Fargo Small Cap Disciplined Portfolio                           0.77% on first $500 million;
                                                                           0.70% on next $500 million;
                                                                           0.65% on next $500 million;
                                                                          0.60% on next $5 billion; and
                                                                        0.53% on assets over $6.5 billion

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